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                                                                   EXHIBIT 23(b)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the inclusion in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by National City Bancshares, Inc. of our report dated June 8, 1998, on our audit of the consolidated balance sheets of 1st Bancorp Vienna, Inc. and subsidiary, as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the two years ended December 31, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus.

/s/ GRAY HUNTER STENN LLP
Marion, Illinois
July 30, 1998